UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 6, 2017

EXELIXIS, INC. (Exact name of registrant as specified in its charter)

Delaware	000-30235	04-3257395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 East Grand Ave.
South San Francisco, California 94080
(Address of principal executive offices) (Zip Code)

(650) 837-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 6, 2017, the Compensation Committee of the Board of Directors (the "Board") of Exelixis, Inc. (the “Company”) amended the Exelixis, Inc. Change in Control and Severance Benefit Plan (the “Plan”) to, among other changes (the “Amendment”), increase the following amounts from six months to 12 months for each participant who has been designated as an executive participant in the Plan (which includes each of the Company’s Named Executive Officers (those executive officers appearing in the summary compensation table in the Company’s latest proxy statement)) and whose employment with the Company terminates due to an involuntary termination without cause or a constructive termination (a “Covered Termination”), provided that such Covered Termination does not occur within one month prior to or within 13 months following a change in control of the Company: (i) the number of months of such participant’s base salary paid by the Company as a cash severance benefit under the Plan; and (ii) the number of months of such participant’s COBRA premiums (or the cash equivalent thereof) paid by the Company for continued coverage under the Company’s health, dental and vision plans.

The Plan also provides, both prior to and following the Amendment, that, if a Named Executive Officer’s employment terminates as a Covered Termination, during a period starting one month prior to and ending 13 months following a change in control, then the Named Executive Officer would be entitled to the following benefits under the Plan:

•
a cash payment paid in installments pursuant to the Company’s regularly scheduled payroll periods equal to the sum of the Named Executive Officer’s base salary and target bonus for (i) 18 months for Named Executive Officers (other than the Chief Executive Officer) and (ii) 24 months for the Chief Executive Officer;

•
the vesting of up to all of the Named Executive Officer’s options and RSUs will accelerate in full and the exercise period of such options will be extended to the later of (i) 12 months after the change in control and (ii) the post-termination exercise period provided for in the applicable option agreement; the Plan also provides that any reacquisition or repurchase rights held by the Company in respect of common stock issued or issuable pursuant to any stock awards granted under the Company’s equity incentive plans shall lapse;

•
payment of COBRA premiums, or the cash equivalent thereof, for any health, dental or vision plan sponsored by the Company for a period of up to (i) 18 months for Named Executive Officers (other than the Chief Executive Officer) and (ii) 24 months for the Chief Executive Officer; and

•
payment of outplacement services for (i) 18 months for Named Executive Officers (other than the Chief Executive Officer), subject to a $30,000 limit and (ii) 24 months for the Chief Executive Officer, subject to a $50,000 limit.

The Plan was originally adopted by the Board in December 2005, amended in December 2008 and further amended in December 2010. For a further description of the Plan, prior to the Amendment, see the description set forth in the Company’s Proxy Statement with respect to the Company’s 2017 Annual Meeting of Stockholders held on May 24, 2017, a copy of which was filed with the Securities and Exchange Commission on April 13, 2017.
The foregoing summary of the amendments to the Plan is not complete and is qualified in its entirety by reference to the amended Plan, a copy of which will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Form 10-Q for the fiscal quarter ending September 30, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELIXIS, INC.

September 8, 2017	/s/ JEFFREY J. HESSEKIEL
Date	Jeffrey J. Hessekiel
Executive Vice President and General Counsel